UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2025

ADAPTIN BIO, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-56583	88-1566415
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3540 Toringdon Way, Suite 200, #250 Charlotte, North Carolina	28277
(Address of Principal Executive Offices)	(Zip Code)

(888)-609-1498

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION of DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On October 3, 2025, Adaptin Bio, Inc. (the “Company”) and its Chief Financial Officer, Timothy L. Maness, entered into an amendment to Mr. Maness’ Executive Employment Agreement dated February 11, 2025 (the “Maness Employment Amendment”). The Maness Employment Amendment specifies that, as of July 1, 2025, Mr. Maness is employed full-time and devotes substantially all, rather than 80%, of his business time, attention, and efforts as Chief Financial Officer of the Company. Accordingly, his current annual base salary of $240,000 per year is increased to an annual rate of $300,000 on a pro-rated basis, beginning July 1, 2025.

The foregoing summary of the Maness Employment Amendment is subject to the full and complete terms of the Maness Employment Amendment, filed as Exhibit 10.1 to this Current Report on Form 8-K.

ITEM 8.01 OTHER EVENTS.

On October 3, 2025, the Company and its Chief Development Officer, L. Arthur Hewitt, entered into an amendment to Dr. Hewitt’s Executive Employment Agreement, dated February 11, 2025 (the “Hewitt Employment Amendment”). The Hewitt Employment Amendment specifies that, as of October 3, 2025, Dr. Hewitt will devote approximately 50%, rather than 25%, of his business time, attention, and efforts as Chief Development Officer of the Company. Accordingly, his current annual base salary of $75,000 per year is increased to an annual rate of $150,000, beginning October 3, 2025. Further, the Hewitt Employment Amendment provides that in the event the Company issues additional securities raising aggregate funds of $10,000,000 (in one or more transactions), occurring, if at all, within two years of February 11, 2025 (the “Additional Financing Period”), the Company, subject to approval by the board of directors and the terms of the Company’s equity compensation plan then in place, will grant Dr. Hewitt options to purchase a number of shares of the Company’s Common Stock sufficient to ensure that his ownership immediately following the Additional Financing Period, on a fully diluted basis and assuming the exercise of all outstanding options (whether or not then exercisable), is equal to his ownership immediately following the Company’s merger with Unite Acquisition 1 Corp. on February 11, 2025, as determined on a fully diluted basis and assuming the exercise of all outstanding options (whether or not then exercisable). The per share exercise price of the Anti-Dilution Options will be equal to the fair market value of a share of the Company’s Common Stock on the date of grant, as determined by the board of directors. The Anti-Dilution Options, if any, will become exercisable in four equal annual installments, in each case subject to Dr. Hewitt’s continued employment with the Company on the date each such vesting milestone is achieved, and will be subject to the terms of the Company’s equity incentive plan then in place and a related option grant agreement to be entered between Dr. Hewitt and the Company.

The foregoing summary of the Hewitt Employment Amendment is subject to the full and complete terms of the Hewitt Employment Amendment, filed as Exhibit 10.2 to this Current Report on Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description
10.1	First Amendment to Executive Employment Agreement, by and between Adaptin Bio, Inc. and Timothy L. Maness, dated October 3, 2025.
10.2	First Amendment to Executive Employment Agreement, by and between Adaptin Bio, Inc. and L. Arthur Hewitt, dated October 3, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adaptin Bio, Inc.

Date: October 6, 2025	By:	/s/ Michael J. Roberts
Michael J. Roberts
President and Chief Executive Officer

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